EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
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Name of Subsidiary                           Jurisdiction of Incorporation
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Lipman U.S.A., Inc.                          New York

Lipman Electronics Consulting Limited        Turkey

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